Exhibit 99.1

for immediate release

Media Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
Davies Murphy Group, Inc.	404-302-9700
781-418-2404	ir@internap.com
internap@daviesmurphy.com
www.daviesmurphy.com

Internap Announces Acquisition of Hosting Provider iWeb
to Address Complete Range of IaaS Demands Worldwide

Top 10 global hosting provider expands Internap’s market share, geographic reach and addressable market

ATLANTA and MONTREAL – October 30, 2013 ─ Internap Network Services Corporation (NASDAQ: INAP) today announced plans to acquire hosting and cloud provider iWeb in a deal valued at approximately $145 million. The combination creates a top five pure-play IT infrastructure services provider, with trailing twelve months revenue in excess of $320 million. Headquartered in Montreal, Canada, iWeb serves 10,000 SMB customers in more than 100 countries and has approximately 200 employees.

“iWeb fits perfectly into our strategy to deliver a comprehensive portfolio that can serve the needs of our customers at every stage of their business lifecycle, from an initial start-up wanting a single dedicated server to a scale-out Internet app provider or global enterprise requiring a hybrid solution across multiple data centers around the world,” said Eric Cooney, president and chief executive officer of Internap. “This combination represents a milestone in the transformation of Internap’s business to a leading IT infrastructure services provider that can deliver on customers’ complete range of IaaS demands.”

The worldwide SMB market for IaaS is estimated to reach $26 billion by 2015 according to McKinsey & Company. Named a top 10 global dedicated hosting provider by 451 Research, iWeb has built an international brand and revenue base with SMBs using a go-to-market strategy that combines an efficient online sales channel, inbound digital marketing and multi-lingual (English, French and Spanish) sales, marketing and customer support. In its fiscal year ending September 30, 2013, iWeb delivered approximately $44 million of revenue and $11 million of EBITDA. iWeb’s dedicated and cloud hosting offerings and the added scale it delivers complement Internap’s existing portfolio of bare-metal and virtual cloud, managed hosting and colocation services while significantly expanding Internap’s addressable market – allowing the combined company to readily meet the complete range of IaaS demands of Internet-centric companies from start-up to webscale.

“Internap’s acquisition of iWeb speaks to several trends at the front of the IT infrastructure landscape today. The first is the continuing trend of acquisition and consolidation among infrastructure providers. Internap is gaining a new geographic foothold by acquiring a business that it understands very well in iWeb,” said Carl Brooks, analyst, infrastructure services at 451 Research. “Second, demand from enterprise is for a broad range of infrastructure capabilities from multitenant public cloud to bare-metal servers and managed services that increasingly display key aspects of IaaS, like self-service, automation and on-demand consumption. Providers that offer this can have an advantage in meeting diverse workloads and growing demand for agility from end users.”

iWeb builds on Internap’s successful acquisition of cloud provider Voxel in December 2011. The integration of Voxel’s product offering resulted in the availability of Internap’s high-performance AgileCLOUD virtual cloud and AgileSERVER bare-metal cloud services across five data centers worldwide. With its online sales channel and international capabilities, iWeb now opens up the global SMB segment for Internap’s complete IaaS portfolio.

Internap-iWeb combination bolsters R&D; delivers technology and revenue synergies

The combination of Internap and iWeb is further enhanced by the fact that the companies have made similar technology choices in building out their IaaS offerings. Both Internap and iWeb are active participants in the OpenStack Foundation, and iWeb was recently ranked among the top 25 code contributors to the project. Effectively doubling the size of Internap’s IaaS R&D resources, the combined team will focus on continuing to build performance and hybridization differentiation into the rapidly growing OpenStack community. The combination will also result in enhanced development velocity, allowing Internap to bring new IaaS features and functionality to market faster.

As the offerings are integrated, the combined customer base will benefit from one of the most compelling bare-metal, cloud and hybrid hosting portfolios in the industry. iWeb’s SMB customers will gain access to Internap’s broad geographic footprint of data centers, hybrid IT infrastructure capabilities, automated provisioning and high-performance network to support their business growth. Similarly, Internap’s webscale customers will gain the advantage of an even broader server offering with additional price points and configurations.

“The Internap-iWeb combination is naturally synergistic, as we’re both committed to developing innovative IaaS solutions to drive the next generation of Internet and cloud applications,” said Christian Primeau, president and chief operating officer at iWeb. “Our proven online sales channel and multi-lingual capabilities together with Internap’s global data center footprint, bare-metal and virtual cloud services and broad hybridization capabilities will allow us to deliver an unmatched combination of infrastructure options to more customers around the world.”

iWeb offers a number of customizable and pre-provisioned server options, as well as its proprietary Smart ServerTM solution, which combines virtualization with dedicated hosting. It also provides cloud hosting, colocation and managed services from four data centers across Montreal.

Jefferies LLC served as the exclusive financial advisor to Internap. The Bank Street Group LLC served as financial advisor for iWeb. Internap received a commitment from Jefferies Finance LLC and PNC Bank, National Association to provide a new $350 million credit facility that will be used, in part, to fund the acquisition and pay off existing debts. Internap expects the acquisition to close in December of 2013, following customary closing conditions.

The company will conduct a conference call to discuss the transaction on October 31, 2013, at 8:00 a.m. EST. The call can be accessed by dialing 866-515-9839. International callers should dial 631-813-4875. Listeners may connect to the simultaneous webcast, which will include accompanying presentation slides, on the Investor Relations section of our web site at http://ir.internap.com/events.cfm. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, October 31, 2013, at 11 a.m. ET through Wednesday, November 6, 2013, at 855-859-2056 using replay code 93493114. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap helps people build and manage the world’s best performing IT infrastructure. Our global footprint of data centers, patented network technology and hybrid approach to hosting solutions that blends virtual and bare-metal cloud computing, managed hosting and colocation delivers a seamless end-user experience with the lowest latency every time. With a 100% uptime guarantee and award-winning customer support, Internap has been recognized by Forbes as one of America's Most Trustworthy Companies. For more information, visit www.internap.com.

About iWeb

iWeb provides the on-demand server and cloud infrastructure that allows over 10,000 customers worldwide to deliver today’s Internet-based technologies and to create tomorrow’s online innovations. Since 1996, Montreal-based iWeb has been rated among the world’s top web infrastructure providers based on performance and reliability and among Canada’s fastest growing companies. For more information, visit http://www.iweb.com.

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Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements related to the expected benefits of the combined companies, including expansion of routes to market and addressable market, benefits our customers will receive from the combination and enhancement of development velocity from the combination. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include the actual performance of our products and services and those of iWeb; our ability to successfully integrate iWeb, including its products, services, platforms and employees, into our company; the reaction and behavior of customers and the market to our combined company; the robustness of the IT infrastructure services market; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. The acquisition of iWeb is subject to a number of closing conditions, many of which are not within our control. There can be no assurance that the transaction will be completed as expected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.